EXHIBIT 99.1

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (“Agreement”), by and between The Inland Real Estate Group, Inc., an Illinois corporation with its principal place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523 (“Licensor”), and Inland Retail Real Estate Trust, Inc., a Maryland corporation, with its principal place of business at 2907 Butterfield Road, Oak Brook, Illinois 60523 (“Licensee”), is effective as of May 19, 2006 (the “Effective Date”).

WITNESSETH:

WHEREAS, Licensor, through its business and that of its predecessor-in-interest, has adopted and used or caused to be used, or licensed to be used in United States commerce in connection with certain services in the field of real estate, the design mark depicted in Exhibit A, which is registered in the United States Patent and Trademark Office as U.S. Registration No. 1,408,898, together with all of the common law rights associated therewith (the “Trademark”);

WHEREAS, Licensor and Licensee have entered into a Trademark License Agreement dated as of December 29, 2004 (the “2004 Agreement”) whereby Licensor granted to Licensee (i) a right and license to use the IRRETI Marks (as defined in the 2004 Agreement), and (ii) a right and license to use the Trademark for the purpose of sublicensing the Trademark to Licensee’s wholly-owned property managers; and

WHEREAS, Licensee desires to use the Trademark in connection with the business it is engaged in, as more fully described below; and

WHEREAS, Licensor is willing to grant to Licensee a non-exclusive, non-transferable, revocable, royalty-free right to use the Trademark subject to, and Licensee is willing to use the Trademark in accordance with all of the terms and conditions set forth herein.

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants set forth herein, the parties agree as follows:

I.

CERTAIN DEFINITIONS

A.

“Affiliate” shall mean, except as otherwise provided herein, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such Person.  For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person through the ownership of voting securities, by contract or otherwise.  With respect to Licensee, any entity representing a joint venture or similar arrangement in which Licensee, or an entity controlled by Licensee, is the general partner or managing member shall be deemed to be an “Affiliate.”

B.

“Change of Control Event” shall mean the occurrence of one or more of the following:

1.

Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Licensee to any person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; provided, however, that any sale, lease, exchange or transfer to (including, without limitation, any merger or other business combination with or into) any of the following shall not constitute a Change of Control:  (i) any Affiliate controlled by Licensee, (ii) Inland Real Estate Corporation, (iii) Inland Western Retail Real Estate Trust, Inc., (iv) Inland American Real Estate Trust, Inc., (v) The Inland Group, Inc., or (vi) any Affiliate controlled by any of the Persons listed in clauses (i) through (v) above (all of the Persons described in clauses (i) through (vi) above to be hereinafter sometimes referred to as the “Inland Companies”);

2.

The approval by the holders of the outstanding shares of Licensee of any plan or Proposal for the liquidation or dissolution of Licensee;

3.

Any person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (other than any one or more of the Inland Companies) shall become the owner, directly or indirectly, beneficially or of record, of shares of Licensee representing more than twenty-five percent (25%) of the aggregate ordinary voting power represented by the issued and outstanding common shares of Licensee; or

4.

Following any change in the composition of the board of directors of Licensee, a majority of the board of directors of Licensee are not a combination of either (i) members of the board of directors of Licensee as of the date hereof, or (ii) members of the board of directors of Licensee whose nomination for election or election to the board of directors of Licensee has been recommended, approved or ratified by at least eighty percent (80%) of the board of directors of Licensee then in office who were either members of the board of directors of Licensee as of the date hereof or whose election as a member of the board of directors of Licensee was previously so approved pursuant to this clause (ii).

C.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

D.

“Real Estate Business” shall mean (i) any business activities conducted by Licensee so long as Licensee remains qualified as a “real estate investment trust” under Section 856 of the Internal Revenue Code of 1986, as amended, and (ii) such business as is consistent with and limited to the description of the business of Licensee contained in the prospectus forming a part of the Registration Statement on Form S-11 (No. 333-500822), as amended, filed by Licensee with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended; and (iii) such business as is consistent with the description of the business of Licensee contained in the

Prospectus dated June 7, 2002, and in the Annual Report on Form 10-K for Licensee’s fiscal year ended December 31, 2005, as filed with the SEC.

II.

GRANT OF LICENSE

A.

Licensor grants to Licensee a non-exclusive, revocable, non-transferable, royalty-free right and license to use the Trademark, together with the goodwill associated therewith, solely in connection with the Real Estate Business (the “Services”). Use of the Trademark by Licensee shall comply with the terms and conditions of this Agreement.

B.

Licensor hereby reserves any and all rights not expressly and explicitly granted in this Agreement, including, but not limited to, Licensor’s sole right to authorize or license use of the Trademark or any other trademarks, designs, domain names, trade names, names or designations which are the same, similar to or incorporate the Trademark, to any third party for any use whatsoever. Without limiting the rights reserved in the first sentence of this paragraph, Licensor hereby reserves any and all rights to use, authorize use or license use of the Trademark or any other trademarks, designs, domain names, trade names, names or designations which are the same, similar to, or incorporate the Trademark in any geographic territory and in any language.

C.

Notwithstanding, Sections II A or II B of this Agreement nor any other article or section of this Agreement, nothing set forth in this Agreement shall modify or supersede any of the terms and conditions of the 2004 Agreement, which shall remain in full force and effect, nor shall any of the terms or conditions of this Agreement affect any of the grants of licenses or rights or sublicenses granted by the Licensor or Licensee pursuant to the 2004 Agreement.  The grant of the right to use the Trademark pursuant to this Agreement shall be deemed a separate, additional grant of the right to use the Trademark apart from the grant of rights set forth in the 2004 Agreement.  Licensee agrees that at no time will it use both the Blue Ball Logo (as defined in the 2004 Agreement) and the Trademark on the same marketing material.

III.

OWNERSHIP OF THE TRADEMARK

A.

Licensee recognizes the great value of the goodwill associated with the Trademark and (i) acknowledges that Licensor owns exclusive right, title and interest in and to the Trademark, and any and all goodwill pertaining thereto (including, without limitation, any trademark applications and/or registrations therefor); (ii) agrees that it will do nothing inconsistent with such ownership including, but not limited to, directly or indirectly challenging the validity of, or otherwise impairing, any intellectual property rights of Licensor in and to the Trademark, or Licensor’s ownership thereof, nor may it assist others in doing so, and (iii) agrees that all use of the Trademark by Licensee shall inure solely to the benefit of Licensor.  Licensee agrees that nothing in this Agreement shall give Licensee any right, title or interest in the Trademark other than the right to use the Trademark in accordance with this Agreement.  Licensee agrees not to seek registration of the Trademark, or any trademarks, designs, domain names, trade names, names or designations similar thereto or which are any abbreviation thereof, with any domestic or foreign governmental or quasi-governmental authority or as part of an Internet domain name. The provisions of this paragraph shall survive the expiration or termination of this Agreement.

B.

Licensor may file trademark applications to protect the Trademark, but Licensor is not required to do so, nor is Licensor required to renew or maintain registrations for the Trademark.  Licensee agrees to assist Licensor, at Licensor’s request and expense (of third party expenses only), in the procurement and maintenance of any protection of Licensor’s rights in the Trademark including, without limitation, in the prosecution of trademark applications for the Trademark in Licensor’s name.

IV.

USE OF THE TRADEMARK

A.

 In connection with its permitted use of the Trademark, Licensee shall not in any manner represent that it has any ownership interest in the Trademark, other than a license pursuant to this Agreement, and Licensee specifically acknowledges that its permitted use of the Trademark shall not create in the Licensee any right, title or interest in the Trademark, other than pursuant to this Agreement.

B.

Without detracting from the generality of the foregoing, it is agreed and understood by Licensee that, except as otherwise provided in this Agreement,  Licensee does not have permission to:  1) sublicense the Trademark (except to any Affiliate of Licensee, each shall be referred to herein as a “Sublicensee”), or 2) transfer, sell or assign any right granted by this Agreement, or 3) modify the Trademark in any manner whatsoever.  Licensee further acknowledges and agrees that it does not have the right to use the Trademark in connection with products and services other than as expressly permitted herein.

C.

Licensee acknowledges the importance to Licensor of its reputation and goodwill and to the public of maintaining high, uniform standards of quality in the services provided in connection with the Trademark. Licensee therefore agrees to maintain a high standard of quality in connection with the Services and its use of the Trademark in connection therewith commensurate with or better than the high standard maintained by Licensor prior to the Effective Date, and agrees to perform the Services so as not to impair Licensor’s reputation or goodwill in connection with the Trademark. To ensure Licensor the ability to protect the goodwill associated with the Trademark  and the validity and integrity of the Trademark, and to prevent any deception to the public, Licensee shall operate its business in a manner consistent with the standards and requirements of quality, which from time to time are prescribed by Licensor, and applied uniformly to all licensees of the Trademark, and shall use the Trademark in a manner consistent with any format prescribed by Licensor and applied uniformly to all licensees of the Trademark for any and all media, including without limitation all signage, marketing materials, press releases and on the Internet.  Regardless of the medium, the Trademark shall always comply with the Inland Logo Identification Standards which are attached hereto as Exhibit B and may be reasonably amended from time to time by Licensor in its sole discretion and applied uniformly to all licensees of the Trademark and with the Standard Usage Guidelines prescribed by Licensor from time to time and applied uniformly to all licensees of the Trademark.  If there are any modifications in the Standard Usage Guidelines or the Inland Logo Identification Standards, they will be delivered to Licensee in writing.  Licensee agrees that such standards shall include but not be limited to compliance with all applicable statutes, laws, ordinances, rules, regulations and orders of public authorities in effect from time to time and that such laws shall include but not be limited to fair housing laws, antitrust laws, licensing laws, environmental laws, securities laws and consumer laws. Licensee further agrees that such standards shall include the obligation to conduct its business in accordance with the highest ethical standards applicable in its industry. In the event of any failure by Licensee to operate its business in accordance with the standards and requirements set forth herein or as reasonably prescribed by Licensor from time to time, or in the event that Licensee engages in any conduct or failure to act that in the sole judgment of  Licensor adversely impacts on the name, reputation, goodwill or business of Licensor, such conduct or failure to act shall constitute a material breach of this Agreement.  If such material breach has not been cured within sixty (60) days following receipt of notice from Licensor, this Agreement shall be terminated.

D.

To determine whether Licensee is complying with this Agreement, Licensor shall have the right to periodically monitor Licensee’s and any Sublicensees’ use of the Trademark.  Upon request by Licensor, Licensee shall provide Licensor with representative samples of each such use prior to the time the Trademark is published, including but not limited to the use on all signage, marketing materials, press releases and on the Internet.  If Licensor determines that Licensee is using the Trademark improperly, and/or in a way that does not meet the standards referred to in Article IV. C. above, or requirements set forth herein and/or to which Licensor may require adherence to from time to time, Licensor shall notify Licensee, and Licensee shall remedy the improper use within thirty (30) days following receipt of such notice from Licensor. In addition, if Licensor determines that Licensee is engaging in conduct or activities that dilute or damage the value of the goodwill associated with the Trademark, in each case, Licensor shall provide notice of the conduct or activities to Licensee, and Licensee shall cease the conduct or activities as promptly as reasonably practical and shall take all actions requested by Licensor to mitigate or remedy any dilution or damage. Use of the Trademark in connection with an infringement of any of Licensor’s or a third party’s rights, including but not limited to rights under trademark, patent, trade secret or copyright laws, shall constitute a material breach of this Agreement. If such material breach has not been cured within sixty (60) days following receipt of notice from Licensor, this Agreement shall be terminated.

E.

Licensee shall reasonably ensure that trademark, service mark, and any and all other proprietary rights notices that are appropriate to protect the Trademark are conspicuously placed on all items bearing the Trademark used by Licensee in accordance with the Standard Usage Guidelines.  In the event that Licensee learns of or has reason to believe that a third party is infringing or threatens to infringe the Trademark (the “Infringement”), it shall promptly notify Licensor, and Licensor may take such steps as it believes appropriate (in its sole discretion) to terminate or otherwise address the Infringement.  Licensee agrees to cooperate with Licensor and to provide  support to Licensor in such efforts at Licensor’s expense (except nothing contained in this Agreement shall require Licensor to pay Licensee for its time or any expenses in cooperation with Licensor enforcing its rights in connection with the Trademark).  If Licensee chooses to appoint counsel on its own, it shall be at Licensee’s sole expense.  Licensee shall not take any action to prosecute or settle any such Infringement without Licensor’s written consent.

F.

Notwithstanding any provisions to the contrary herein, Licensee agrees that all sublicenses granted pursuant to the provisions set forth in IV B. herein shall be for a term of one (1) year and, if Licensee and Sublicensee choose to renew such sublicense, said sublicense shall be automatically renewable for additional one (1) year term(s), provided that, at the time of such renewal, Sublicensee is an Affiliate of Licensee.  Upon Licensor’s request from time to time, Licensee shall deliver to Licensor a complete list of all Sublicensees.  Licensee covenants and agrees that use of the Trademark by each Sublicensee shall comply with the terms and conditions of this Agreement and that Licensee shall enter into a written agreement with each Sublicensee which shall incorporate terms and obligations which are at least as restrictive as those set forth herein.  Licensee shall provide Licensor with copies of each and every such agreement upon request.  Licensee shall be responsible for each Sublicensee’s use of the Trademark and, as such, Licensee shall be deemed to be in breach of this Agreement to the extent the actions of a Sublicensee would constitute a breach of this Agreement (subject to any and all cure periods granted herein). Under no circumstances may any Sublicensee license the Trademark to another Person.

V.

LEGEND; DISCLAIMER

Upon Licensor’s request, Licensee shall include 1) a trademark legend consistent with the Standard Usage Guidelines indicating that the Trademark is owned by Licensor and is being used under license and/or 2) a disclaimer  consistent with the Standard Usage Guidelines as set forth herein and as may be amended from time to time that Licensee and not Licensor has produced the materials and is responsible for the content thereof whenever the Trademark may be used, including but not limited to on signage, marketing materials, letterhead, business cards, flags, checks, documents, promotional items,  press releases or on the Internet. Further, Licensee agrees to display a trademark registration symbol (i.e., “®”) immediately after the Trademark at least once in any piece of printed or visual material in which it appears (and generally in its first appearance in such material), normally along side the Trademark.  If the Trademark appears in any printed or visual material (other than letterhead, envelopes, or business cards) in which another trademark, design, domain name, trade name, name or designation not belonging to Licensor also appears, the words “The Inland logo is a registered trademark being used under license” (or such other legend as may be designated by Licensor in writing) shall appear along with the registration symbol next to the Trademark.

VI.

TERMS AND TERMINATION

A.

The initial term (the “Initial Term”) of this Agreement shall commence as of the Effective Date and, unless terminated earlier as provided  below, automatically shall expire and terminate on the twenty-fifth anniversary of the Effective Date (as may be renewed and extended as hereinafter provided, the “Expiration Date”). Notwithstanding the foregoing, the term of this Agreement automatically shall be renewed and extended for consecutive five year periods after the initial Expiration Date (each of which periods (a) shall commence as of the day immediately succeeding the then scheduled Expiration Date, and (b) hereinafter shall be referred to herein as a “Renewal Term”), unless either party hereto elects not to renew and extend the term of this Agreement by delivering notice of such election to the other on or before the ninetieth (90th) day preceding the then scheduled expiration of the Initial Term or applicable Renewal Term, as the case may be.

B.

Notwithstanding Subparagraph A hereof, in the case of a Change of Control Event, Licensor shall have the right to terminate this Agreement upon thirty (30) days written notice to Licensee, provided, however, that if Licensor terminates this Agreement pursuant to this Subparagraph B, then Licensor shall provide Licensee with a reasonable opportunity to transition from its then existing use of the Trademark to any other trademarks, logos or trade names as

Licensee deems appropriate, as long as such trademarks, logos and trade names do not infringe upon the Trademark.  Such transition period shall be no more than ninety (90) days from the date of termination of this Agreement (the “Transition Period”). During the Transition Period, (i) Licensee agrees that it will not initiate any new use or expand its existing use of the Trademark, and (ii) Licensor agrees not to pursue any claims of infringement against Licensee for its continued use of the Trademarks, provided that Licensee (and any Sublicensee) are otherwise in compliance with the surviving terms of this.

C.

If Licensor reasonably determines that Licensee is engaging in conduct or activities that materially dilute or damage the value of the goodwill associated with the Trademark, Licensor shall provide written notice of such conduct or activities of Licensee, which notice shall explain in reasonable detail the nature of such conduct or activities. If Licensee fails to cease or cause to have ceased such conduct or activities as promptly as reasonably practicable and no later than sixty (60) days from receipt of such notice, or such longer period as the parties may mutually agree, Licensor may immediately terminate this Agreement. Such cure periods shall not be available in the event of a repeated breach as a result of intentional conduct or the failure to implement reasonable standards or controls to prevent such repeated breach.

D.

Notwithstanding Subparagraphs A, B or C above, if Licensee makes any assignment of assets or business for the benefit of creditors, if a trustee or receiver is appointed to administer or conduct Licensee's business or affairs, if Licensee is adjudged in any legal proceeding to be either a voluntary or involuntary bankrupt, if Licensee fails to comply with any provision of this Agreement, or if Licensee changes its name in whole or in part, Licensor may terminate this Agreement immediately without notice.

E.

If Licensor reasonably determines that Licensee has materially breached any provision of this Agreement, Licensor shall provide written notice of breach to Licensee, which notice shall provide reasonable details as to the nature of the breach.  If Licensee fails to cure such breach as promptly as reasonably practicable and no later than sixty (60) Days from receipt of such notice, or such longer period as the parties mutually agree, Licensor may immediately terminate this Agreement.  Such cure period shall not be available in the event of a repeated breach as a result of intentional conduct or the failure to implement reasonable standards or controls to prevent such repeated breach.

F.

In the event Licensee ceases the use of the Trademark for a period of nine (9) months, this Agreement shall immediately terminate without further notice.

G.

Upon the termination or expiration of this Agreement, the License granted hereunder shall immediately and automatically terminate, and Licensee agrees to immediately discontinue any and all use of the Trademark and to deliver up to Licensor, or its duly authorized representatives, all signage, marketing materials, letterhead, business cards, flags, checks, documents promotional items, press releases, Internet usage and any and all other papers or materials upon which the Trademark appear, and furthermore will at no time adopt or use, without Licensor's prior written consent, any word, phrase, colors, symbol, logos, marks or other designations which are similar to or likely to be confusing with the Trademark.

VII.

OBLIGATIONS ON TERMINATION

Any termination of this Agreement shall not impair any other accrued rights or remedies of either Licensor or Licensee.  Upon termination of this Agreement, and following expiration of any applicable Transition Period, Licensee shall immediately cease and desist from using the Trademark, in accordance with the terms set forth herein, Licensee acknowledges and agrees that no indemnities or compensation of any kind shall be due to Licensee as a result of the termination or expiration of this Agreement.  In particular, Licensee waives any claim it may have or acquire against Licensor for any expenses incurred by it in preparing for and operating under this Agreement including, but not limited to, the engagement of any employees or contractors, the rental, purchase, furnishing or remodeling of any facilities and/or the rental, purchase or other acquisition of equipment. Nothing herein shall be construed to relieve Licensee of any obligations with respect to activities undertaken in connection with Licensee’s operation and performance under this Agreement prior to the date of such expiration or termination including, but not limited to, Licensee’s defense and indemnity obligations, and such obligations shall survive any such termination or expiration.  Notwithstanding the above, the provisions of Articles  I, II, III, IV, V, VI, VII, VIII, IX, X, XI, XII, XV, XVI, XVII, XIX, XXII, and XXIV shall survive any termination of this Agreement.

VIII.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSEE

Licensee has requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery by Licensee of this Agreement has been duly authorized by all necessary corporate actions on the part of the Licensee.  This Agreement has been duly and validly executed and delivered by Licensee and, assuming the due authorization, execution and delivery hereof by Licensor, constitutes or will constitute, as applicable, a legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms, except as enforcement may be limited by:

(a)

bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally; and

(b)

general equitable principles.

Licensee represents and warrants to Licensor that the licenses granted by this Agreement do not and shall not result in a breach of or constitute a default or violation under any agreement to which Licensee is subject or by which Licensee is bound.

Licensee shall promptly notify Licensor if Licensee becomes aware of any event, circumstance, transaction or occurrence that would make any of the representations or warranties of Licensee contained in this Agreement not true in any respect.

Licensee shall promptly deliver to Licensor any and all written notices and/or written communications delivered to or received from:

(a)

any person or entity challenging or questioning the validity, ownership, use, enforceability, registerability or licensing of the Trademark;

(b)

any person or entity challenging or questioning the validity of this Agreement or the licenses and rights granted under and pursuant to this Agreement; or

(c)

any governmental authority in regards to the validity, ownership, use, enforceability, registerability and/or licensing of the Trademark.

Licensee shall not take any actions that would reasonably be expected to affect the registered status or ownership, or create confusion regarding the ownership, of the Trademark by Licensor.

Licensee shall use its best efforts, and shall cooperate with Licensor, at Licensor’s expense (unless such confusion is caused by Licensee), to correct any market confusion related to the use of the Trademark.

IX.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSOR

A.

Licensor owns title to the Trademark free and clear and any of all liens, encumbrances, options and restrictions of every kind and description, except for any liens, encumbrances, options and restrictions that do not and will not significantly affect Licensee’s or its Sublicensees’ use and enjoyment of the Trademark as contemplated by this Agreement. Licensor has received no notice of, and has no knowledge of, any claims (1) alleging that the Trademark infringes upon or otherwise violates any third party’s intellectual property, or (2) challenging the validity, ownership, use, enforceability, registerability and/or licensing of the Trademark.

B.

Licensor has full power and authority to enter into this Agreement.  The execution and delivery by Licensor of this Agreement has been duly authorized by all necessary corporate action and no other proceedings on the part of Licensor are necessary to authorize the execution and delivery of this Agreement.  This Agreement has been duly and validly executed and delivered by Licensor, and, assuming the due authorization, execution and delivery hereof by Licensee, constitutes or will constitute, as applicable, a legal, valid and binding agreement of Licensor, enforceable against Licensor in accordance with its terms, except that such enforcement may be subject to (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (2) general equitable principles.

C.

Licensor represents and warrants to Licensee that the license granted by this Agreement does not and shall not result in a breach of or constitute a default or violation under any agreement to which Licensor or the Trademark are subject or by which Licensor or the Trademark are bound.

D.

The Trademark is registered and is in full force and effect and in good standing, and neither Licensor nor any agent, representative, attorney or employee of Licensor has received notice of any intention on the part of any party to revoke, cancel, suspend or modify any registration of the Trademark or to take any action or institute any proceedings to effect such a revocation, cancellation, suspension or modification.

E.

Neither the entering into of this Agreement nor the granting of the license and rights hereunder by Licensor shall constitute or result in a violation or breach by Licensor of any judgment, order, writ, injunction or decree issued against or imposed upon it, or will result in a violation by Licensor of any applicable law, order, rule or regulation of any governmental authority which would have a material and adverse effect on Licensee’s or its Sublicensees’ use of the Trademark as contemplated by this Agreement.  There are no actions, suits, litigation, proceedings or, to the knowledge of Licensor, investigations pending in any court or before or by any federal, district, country, or municipal department, commission, board, bureau, agency or other governmental instrumentality, against Licensor or involving the Trademark, or to Licensor’s knowledge, threatened against Licensor or the Trademark, which (1) if adversely determined could prevent, restrict or limit the granting of the license and other rights herein granted or Licensee’s or its Sublicensees’ use and enjoyment of the Trademark as contemplated by this Agreement, (2) challenge or question the validity, ownership, use, enforceability, registerability and/or licensing of any licensing of the Trademark, (3) challenge or question the validity or enforceability of this Agreement or any action taken by Licensor pursuant to this Agreement, or (4) affect the Trademark.  No approval, consent, order or authorization of, or designation, registration or filing with any governmental authority, agent or entity is required in connection with the due and valid execution and delivery of this Agreement by Licensor or Licensor’s performance under this Agreement.

F.

Licensor has complied with any and all laws, statutes, ordinances, codes, rules and regulations applicable to the ownership, use, registerability or licensing of the Trademark, except as would not have a material and adverse effect on Licensee’s or its Sublicensees’ use of the Trademark as contemplated by this Agreement.

G.

Licensor shall not take any action with the intent to cause a material and adverse effect on Licensee’s or its Sublicensees’ use and enjoyment of the Trademark or the goodwill associated therewith pursuant to this Agreement.

H.

Except as set forth above, Licensor makes no representations or warranties, either express or implied, arising by law or third party rights by the Trademark or fitness for a particular purpose. In no event will Licensor have any obligation or liability resulting from tort, or loss of revenue or profit, or for incidental or consequential damages.

I.

Licensor shall notify Licensee promptly if Licensor becomes aware of any event, circumstance, transaction or occurrence that would make any of the representations or warranties of Licensor contained in this Agreement not true in any respect.

J.

Licensor shall promptly deliver to Licensee any and all written notices and/or other written communications delivered to or received from:  (1) any Person challenging or questioning the validity, ownership, use, enforceability, registerability and/or licensing of  the Trademark, (2) any Person challenging or questioning the validity of this Agreement or the license and rights granted under and pursuant to this Agreement, and/or (3) any governmental authority in regards to the validity, ownership, use, enforceability, registerability and/or licensing of the Trademark.

X.

INDEMNIFICATION

A.

By Licensor.  Licensor shall, and shall cause each of its Affiliates to, indemnify, defend and hold Licensee and its Affiliates and their respective officers, directors, employees, agents, successors and assigns (the “Licensee Indemnified Parties”) harmless from and against any liability, losses, damages, claims, liens, expenses or causes of action including, but not limited to, reasonable legal fees and expenses (“Damages”) that may be incurred by any of the Licensee Indemnified Parties, arising directly or indirectly out of, or in connection with, any willful or grossly negligent breach of this Agreement by Licensor.  In the event of any claim by a third party that the use of Trademark by Licensee or its Sublicensees as permitted by this Agreement violates any claim of right or ownership of any third party, Licensee shall provide Licensor with prompt written notice of such claim and Licensor shall have the right to assume control of the defense of any such claim; provided, that Licensor shall indemnify, defend and hold the Licensee Indemnified Parties harmless from and against all Damages that may be incurred by any Licensee Indemnified Party, arising directly or indirectly out of, or in connection with, any claim with respect to which Licensor elects to assume control of the defense.

B.

By Licensee.  Licensee shall, and shall cause each of its Sublicensees to, indemnify, defend and hold Licensor and its Affiliates and their respective officers, directors, employees, agents, successors and assigns (the “Licensor Indemnified Parties”) harmless from and against any Damages that may be incurred by any of the Licensor Indemnified Parties arising directly or indirectly out of, or in connection with, Licensee’s or such Sublicensee’s (1) use of the Trademark, including but not limited to Licensee’s use of the Trademark and/or content  on Licensee’s website(s) linked to, presented in conjunction with or relating to the Trademark (2) any act or omission to act by Licensee or any Sublicensee constituting a breach under this Agreement, or (3) use of the Trademark in a manner other than as permitted in this Agreement.  Licensor shall provide Licensee with prompt written notice of any claim for which indemnification is sought and shall have the right to participate in the defense of any such claim.

XI.

BINDING EFFECT

This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns, if any, of each party hereto.

XII.

GOVERNING LAW; JURISDICTION

This Agreement shall be subject to and governed by the internal laws of the State of Illinois and the United States of America, including, but not limited to, the Lanham Act (15 U.S.C. § 1051 et seq.), without regard to principles of choice of law.  The parties each agree that all disputes arising hereunder shall be tried in the federal and state courts located in Cook County, State of Illinois, and each party hereby agrees to submit to the exclusive jurisdiction of such courts.

XIII.

WAIVER

Either party’s failure to exercise any right under this Agreement shall not constitute a waiver of any other terms or conditions of this Agreement with respect to any other or subsequent breach, nor a waiver by such party of its right at any time thereafter to require exact and strict compliance with the terms of this Agreement.

XIV.

INDEPENDENT CONTRACTORS

The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in the Agreement shall be interpreted as constituting either party the joint venturer or partner of the other party or as conferring upon either party the power or authority to bind the other party in any transaction with third parties.

XV.

EQUITABLE RELIEF

The parties recognize and acknowledge that a breach by the other party to this Agreement will cause irreparable damage to the non-breaching party which cannot be readily remedied in monetary damages in an action at law. In the event of any default or breach by either party, the non-breaching party shall be entitled to immediate injunctive relief to prevent such irreparable harm, loss or dilution in addition to any other remedies available. Nothing herein shall limit a non-breaching party’s right to seek monetary damages with respect to a breach.

XVI.

 ENTIRE AGREEMENT

This Agreement, including the exhibits and attachments hereto, each of which are hereto incorporated by reference herein, constitutes the entire agreement between the parties and contains all of the terms and conditions of the agreement between the parties with respect to the subject matter hereof.  This Agreement supersedes any and all other agreements, whether oral or written, between the parties hereto with respect to the subject matter hereof except for the 2004 Agreement, which shall remain in full force and effect.  No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

XVII.

 SEVERABILITY

If any provisions of this Agreement, or the application of any such provisions to parties hereto, shall be held by a court of competent jurisdiction to be unlawful or unenforceable, the remaining provisions of this Agreement shall nevertheless be valid, enforceable and shall remain in full force and effect, and shall not be affected, impaired or invalidated in any manner.

XVIII.

HEADINGS

The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation or construction of the provisions hereof.

 XIX.

 NOTICES

All notices, requests or demands to be given under this Agreement from one party to the other (collectively, “Notices”) shall be in writing and shall be given by personal delivery or by overnight courier service for next Business Day delivery (or Saturday delivery, if desired) at the other party’s address set forth below.  Notices given by personal delivery (i.e. by the sending party or a messenger) shall be deemed given on the date of delivery and Notices given by overnight courier shall be deemed given upon deposit with the overnight courier service. If any party’s address is a business, receipt by a receptionist, or by any person in the employ of such party, shall be deemed actual receipt by the party of Notices. The term, Business Day, means any day other than Saturday, Sunday or any other day on which state banks are required or are authorized to be closed in Chicago, Illinois.  Notices may be issued by an attorney for a party and in such case such Notices shall be deemed given by such party. The parties’ addresses are as follows:

LICENSOR:	LICENSEE:
The Inland Real Estate Group, Inc.	Inland Retail Real Estate Trust, Inc.
2901 Butterfield Road	2901 Butterfield Road
Oak Brook, Illinois 60523	Oak Brook, Illinois 60523
Attn: Robert H. Baum, General Counsel	Attn: Barry Lazarus, President

With a copy to: Inland Retail Real Estate Trust, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 Attn: Robert J. Walner, General Counsel

A party’s addresses for notice may be changed from time to time by notice given to the other party in the manner herein provided for giving notice.

XX.

FURTHER ASSURANCE

Each party to this Agreement agrees to execute and deliver any and all documents, and to perform any and all further acts, that may be reasonably necessary to carry out the provisions of this Agreement and the transactions contemplated hereby.

XXI.

COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

XXII.

 SURVIVAL

The provisions of Articles  I, II, III, IV, V, VI, VII, VIII, IX, X, XI, XII, XV, XVI, XVII, XIX, XXII and XXIV shall survive any termination of this Agreement.

XXIII. ASSIGNMENT

Licensor may, in its sole discretion, assign this Agreement to another person or entity. Licensee shall not be entitled to assign this Agreement.

XXIV. CONFIDENTIAL INFORMATION AND DISCLOSURE

Unless required by law, or administrative  or stock exchange rules or regulations and except to assert its rights hereunder or for disclosure to its own employees, attorneys, or financial advisors on a “need to know” basis, both parties agree not to disclose the terms of this Agreement or matters relating thereto without the prior written consent of the other party which consent shall not be unreasonably withheld.

WHEREAS, the parties have caused this Agreement to be duly executed as of the date set forth above.

THE INLAND REAL ESTATE GROUP, INC., an Illinois corporation		INLAND RETAIL REAL ESTATE TRUST, INC., a Maryland corporation
By:	/s/ Janet R. Heintz	By:	/s/ Barry L. Lazarus
Name:	Janet R. Heintz	Name:	Barry L. Lazarus
Title:	Vice President	Title:	President

EXHIBIT A